                                                                     EXHIBIT 2.1

                     AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), dated as of December 27, 2000, and effective as of January 1, 2001, pursuant to Section 251 of the Delaware General Corporation Law (the "DGCL") is made and entered into by and among MetaSolv Software, Inc., a Delaware corporation ("MetaSolv"), MS Merger, Inc., a Delaware corporation ("Merger Sub"), and MetaSolv, Inc., a Delaware corporation that holds all of the outstanding capital stock of Merger Sub ("Holdings").

                                    RECITALS

     WHEREAS, as of the date hereof, the authorized capital stock of MetaSolv consists of (i) 100,000,000 shares of common stock, par value $.005 per share ("MetaSolv Common Stock"), of which 35,927,025 shares were issued and outstanding and (ii) 10,000,000 shares of preferred stock, par value $.01 per share, of which none is outstanding;

     WHEREAS, as of the date hereof, the authorized capital stock of Holdings consists of (i) 100,000,000 shares of common stock, par value $.005 per share ("Holdings Common Stock"), of which 1,000 shares are issued and outstanding, and
(ii) 10,000,000 shares of preferred stock, par value $.01 per share, of which none is outstanding;

     WHEREAS, as of the date hereof, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.005 per share ("Merger Sub Common Stock"), of which 1,000 shares are issued and outstanding;

     WHEREAS, the designations, rights and preferences, and the qualifications, limitations and restrictions thereof, of the Holdings Common Stock are the same as those of the MetaSolv Common Stock;

     WHEREAS, the Certificate of Incorporation and Bylaws of Holdings immediately after the Effective Time (as hereinafter defined) will contain provisions identical to the Third Amended and Restated Certificate of Incorporation and Bylaws of MetaSolv immediately before the Effective Time (other than with respect to matters excepted by Section 251(g) of the DGCL);

     WHEREAS, the directors of MetaSolv immediately prior to the Merger (as hereinafter defined) will be the directors of Holdings as of the Effective Time;

     WHEREAS, Holdings and Merger Sub are newly formed corporations organized for the purpose of participating in the transactions herein contemplated;

     WHEREAS, MetaSolv desires to create a new holding company structure by merging Merger Sub with and into MetaSolv with MetaSolv being the surviving corporation (sometimes hereinafter referred to as the "Surviving Corporation"), and

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converting each share of MetaSolv Common Stock into one share of Holdings
Common Stock, all in accordance with the terms of this Agreement;

     WHEREAS, the Boards of Directors of Holdings, Merger Sub and MetaSolv have approved this Agreement and the merger of Merger Sub with and into MetaSolv upon the terms and subject to the conditions set forth in this Agreement (the "Merger"); and

     WHEREAS, pursuant to authority granted by the Board of Directors of MetaSolv, MetaSolv will, immediately prior to the Effective Time, contribute to the capital of Holdings any shares of MetaSolv Common Stock then held by MetaSolv in its treasury.

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained in this Agreement, and intending to be legally bound hereby, MetaSolv, Holdings and Merger Sub hereby agree as follows:

                                   ARTICLE I

                                  THE MERGER

     Section 1.1 The Merger. In accordance with Section 251(g) of the DGCL and subject to and upon the terms and conditions of this Agreement, Merger Sub shall, at the Effective Time, be merged with and into MetaSolv, the separate corporate existence of Merger Sub shall cease and MetaSolv shall continue as the surviving corporation. MetaSolv as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation." At the Effective Time, the effect of the Merger shall be as provided in Section 259 of the DGCL.

     Section 1.2 Effective Time. The Merger shall become effective at 12:01 a.m., Eastern Standard Time, on January 1, 2001 (such time being referred to herein as the "Effective Time").

     Section 1.3 Third Amended and Restated Certificate of Incorporation of the Surviving Corporation. From and after the Effective Time, the Third Amended and Restated Certificate of Incorporation of MetaSolv, as in effect immediately prior to the Effective Time, shall be further amended and restated as set forth and as so amended and restated shall thereafter continue in full force and effect as the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law.

          (a) Article IV thereof shall be amended so at to read in its entirety as follows:

     "The Corporation is authorized to issue one class of stock, to be designated common stock ("Common Stock"). The number of shares of Common Stock authorized to be issued is One Thousand (1,000), par value $.005 per share."

          (b) A new Article XI shall be added thereto which shall be and read in its entirety as follows:

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     "Any act or transaction by or involving the Corporation that requires for its adoption under the General Corporation Law of the State of Delaware or this Amended Certificate of Incorporation the approval of the stockholders of the Corporation shall, pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, require, in addition, the approval of the stockholders of MetaSolv, Inc., a Delaware corporation, or any successor thereto by merger, by the same vote that is required by the General Corporation Law of the State of Delaware and/or this Amended Certificate of Incorporation. Notwithstanding the foregoing, nothing in this Article XI shall be deemed or construed to require the approval of the stockholders of MetaSolv, Inc. to elect or remove directors of the Corporation."

     Section 1.4 Bylaws. From and after the Effective Time, the Amended and Restated Bylaws of MetaSolv, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

     Section 1.5 Directors. The directors of MetaSolv immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and will hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the Fourth Amended and Restated Certificate of Incorporation and Bylaws of the Surviving Corporation or as otherwise provided by law.

     Section 1.6 Officers. The officers of MetaSolv immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and will hold office from the Effective Time until their successors are duly elected or appointed and qualified in the manner provided in the Fourth Amended and Restated Certificate of Incorporation and the Bylaws of the Surviving Corporation or as otherwise provided by law.

     Section 1.7 Additional Actions. Subject to the terms of this Agreement, the parties hereto shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger and to comply with the requirements of Section 251(g) of the DGCL. If at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm, of record in the Surviving Corporation its right, title, or interest in, to or under any of the rights, properties or assets of either of Merger Sub or MetaSolv acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of Merger Sub and MetaSolv, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of Merger Sub and MetaSolv or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

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     Section 1.8  Conversion of Securities.  At the Effective Time, by virtue of the Merger and without any action on the part of Holdings, Merger Sub, MetaSolv or the holder of any of the following securities:

     (a) Each share of MetaSolv Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter represent the right to receive one duly issued, fully paid and nonassessable share of Holdings Common Stock with its rights being preserved, unimpaired, unchanged and unaffected by such conversion in the Merger.

     (b) Each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and thereafter represent one duly issued, fully paid and nonassessable share of common stock, par value $.005 per share, of the Surviving Corporation.

     (c) Each share of Holdings Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be canceled and retired and cease to exist.

     (d) From and after the Effective Time, holders of certificates formerly evidencing MetaSolv Common Stock shall cease to have any rights as stockholders of MetaSolv, except as provided by law; provided, however, that such holders shall have the rights set forth in Section 1.9 herein.

     Section 1.9 No Surrender of Certificates; Stock Transfer Books. At the Effective Time, the designations, rights, powers and preferences, and qualifications, limitations and restrictions thereof, of the capital stock of Holdings will, in each case, be identical with those of MetaSolv immediately prior to the Effective Time. Accordingly, until thereafter surrendered for transfer or exchange in the ordinary course, each outstanding certificate that, immediately prior to the Effective Time, evidenced MetaSolv Common Stock shall, from the Effective Time, be deemed and treated for all corporate purposes to evidence the ownership of the same number of shares of Holdings Common Stock.

     Section 1.10 Stockholder Approval. Holdings, in its capacity as the sole stockholder of Merger Sub, by its execution hereof, approves and adopts this Agreement and the transactions contemplated hereby.

                                   ARTICLE II
                             ACTIONS TO BE TAKEN IN
                           CONNECTION WITH THE MERGER

     Section 2.1 Assumption of Plans. Holdings and MetaSolv hereby agree that they will, at the Effective Time, execute, acknowledge and deliver an assumption agreement pursuant to which Holdings will, from and after the Effective Time, assume and agree to perform all obligations of MetaSolv pursuant to the Long-Term Incentive Plan of MetaSolv, the Employee Stock Purchase Plan of MetaSolv and the 1992 Stock

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Option Plan of MetaSolv (collectively, the "Plans"), each stock option agreement entered into pursuant thereto, and each outstanding stock option granted thereunder.

     Section 2.2 Assumption of Agreements. Holdings and MetaSolv hereby agree that they will, at the Effective Time, execute, acknowledge and deliver an assumption agreement pursuant to which Holdings will, from and after the Effective Time, assume and agree to perform all obligations of MetaSolv pursuant to (i) that certain Transfer Agent Services Agreement by and between MetaSolv and ChaseMellon Shareholder Services, L.L.C., (ii) that certain Employee Stock Purchase Plan of MetaSolv, (iii) that certain Long-Term Incentive Plan of MetaSolv, (iv) that certain 1992 Stock Option Plan of MetaSolv, (v) that certain Indemnification Agreement by and between MetaSolv and Lawrence J. Bouman, (vi) that certain Indemnification Agreement by and between MetaSolv and Barry F. Eggers, (vii) that certain Indemnification Agreement by and between MetaSolv and Royce J. Holland, (viii) that certain Indemnification Agreement by and between MetaSolv and James P. Janicki, (ix) that certain Indemnification Agreement by and between MetaSolv and David R. Semmel, (x) that certain Indemnification Agreement by and between MetaSolv and John Thornton, (xi) that certain Indemnification Agreement by and between MetaSolv and John White, (xii) that certain Indemnification Agreement by and between MetaSolv and Sidney V. Sack,
(xiii) that certain Indemnification Agreement by and between MetaSolv and Glenn
A. Etherington, (xiv) that certain Indemnification Agreement by and between MetaSolv and Jonathan K. Hustis, (xv) that certain Indemnification Agreement by and between MetaSolv and Joseph W. Pollard, (xvi) that certain Indemnification Agreement by and between MetaSolv and Dana R. Brown, and (xvii) that certain Indemnification Agreement by and between MetaSolv and Eleanor M. Luce.

     Section 2.3 Reservation of Shares. On or prior to the Effective Time, Holdings will reserve sufficient shares of Holdings Common Stock to provide for the issuance of Holdings Common Stock upon exercise of options and other rights outstanding under the Plans.

                                  ARTICLE III
                              CONDITION OF MERGER

     Section 3.1 Condition Precedent. The obligations of the parties to this Agreement to consummate the Merger and the transactions contemplated by this Agreement shall be subject to fulfillment or waiver by the parties hereto at or prior to the Effective Time of the following condition:

     (a) No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order that is in effect shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality that prohibits or makes illegal the consummation of the Merger or the transactions contemplated hereby.

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                                   ARTICLE IV
                                   COVENANTS

     Section 4.1 Election of Directors. Effective as of the Effective Time, MetaSolv, in its capacity as the sole stockholder of Holdings, will, if necessary to comply with Section 251(g) of the DGCL, remove each of the then directors of Holdings, cause the board of directors of Holdings to effect such amendments to the bylaws of Holdings as are necessary to increase the number of directors of Holdings to equal the number of directors of MetaSolv immediately prior to the Effective Time, and elect each person who is then a member of the board of directors of MetaSolv as a director of Holdings, each of whom shall serve until the next annual meeting of stockholders of Holdings and until his successor shall have been elected and qualified.

     Section 4.2 The Plans. MetaSolv and Holdings will take or cause to be taken all actions necessary or desirable in order for Holdings to assume the Plans, each stock option agreement entered into pursuant thereto, and each stock option or other right granted thereunder (and to assume (or become a participation employer in) each other existing employee benefit plan and agreement of MetaSolv, with or without amendments, or to adopt comparable plans) all to the extent deemed appropriate by MetaSolv and Holdings as permitted under applicable law.

     Section 4.3 Contribution of Treasury Stock. Immediately prior to the Effective Time, MetaSolv will contribute to the capital of Holdings any shares of MetaSolv Common Stock then held in the treasury of MetaSolv.

     Section 4.4 Contribution of Outstanding Holdings Stock. At the Effective Time, MetaSolv will contribute to the capital of Holdings all shares of Holdings Common Stock outstanding immediately prior to the Effective Time and owned of record and beneficially by MetaSolv.

                                   ARTICLE V
                           TERMINATION AND AMENDMENT

     Section 5.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time by action of the Board of Directors of MetaSolv, the Board of Directors of Holdings or the Board of Directors of Merger Sub if either such Board of Directors should determine that for any reason the completion of the transactions provided for herein would be inadvisable or not in the best interest of such corporation or its stockholders. In the event of such termination and abandonment, this Agreement shall become void and neither MetaSolv or Merger Sub, nor their respective stockholders, directors or officers, shall have any liability with respect to such termination and abandonment.

     Section 5.2 Amendment. At any time prior to the Effective Time, this Agreement may, to the extent permitted by the DGCL, be supplemented, amended or modified by the mutual consent of the Boards of Directors of the parties to this Agreement.

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                                   ARTICLE VI
                                 MISCELLANEOUS

     Section 6.1 Governing Law. This Agreement shall be governed by and construed and enforced under the laws of the State of Delaware.

     Section 6.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original but all of which shall constitute one and the same agreement.

     Section 6.3 Entire Agreement. This Agreement, including the documents and instruments referred to herein, constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

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     IN WITNESS WHEREOF, MetaSolv, Holdings and Merger Sub have caused this
Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                  METASOLV SOFTWARE, INC.


                                  By:
                                     --------------------------
                                        James P. Janicki
                                        Chief Executive Officer



                                  METASOLV, INC.


                                  By:
                                     --------------------------
                                        James P. Janicki
                                        Chief Executive Officer



                                 MS MERGER, INC.


                                 By:
                                    ---------------------------
                                        James P. Janicki
                                        Chief Executive Officer

                          CERTIFICATE OF THE SECRETARY
                                       OF
                            METASOLV SOFTWARE, INC.

     I, Jonathan K. Hustis, the Secretary of MetaSolv Software, Inc., hereby certify that the Agreement and Plan of Merger to which this certificate is attached was duly adopted pursuant to Section 251(g) of the DGCL and that the conditions specified in the first sentence of Section 251(g) of the DGCL have been satisfied.

     WITNESS, my hand and the seal of MetaSolv Software, Inc. this 27th day of December, 2000.



[SEAL]                          -------------------------------------
                                Jonathan K. Hustis, Secretary

                          CERTIFICATE OF THE SECRETARY
                                      OF
                                METASOLV, INC.

     I, Jonathan K. Hustis, the Secretary of MetaSolv, Inc., hereby certify that the Agreement and Plan of Merger to which this certificate is attached was duly adopted pursuant to Section 251(g) of the DGCL and that the conditions specified in the first sentence of Section 251(g) of the DGCL have been satisfied.

     WITNESS, my hand and the seal of MetaSolv, Inc. this 27th day of December, 2000.



[SEAL]                          ----------------------------------
                                Jonathan K. Hustis, Secretary

                          CERTIFICATE OF THE SECRETARY
                                       OF
                                MS MERGER, INC.

     I, Jonathan K. Hustis, the Secretary of MS Merger, Inc., hereby certify that the Agreement and Plan of Merger to which this certificate is attached was duly adopted pursuant to Section 251(g) of the DGCL and that the conditions specified in the first sentence of Section 251(g) of the DGCL have been satisfied.

     WITNESS, my hand and the seal of MS Merger, Inc. this 27th day of December, 2000.



[SEAL]                          -----------------------------------
                                Jonathan K. Hustis, Secretary